SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT UNDER SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2006

MC SHIPPING INC.
(Exact name of the registrant as specified in its charter)

LIBERIA	1-10231	98-0101881
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Richmond House, 12 Par-la-ville Road, Hamilton HM CX. Bermuda
(Address of principal executive offices)

441-295-7933
(Registrant's telephone number, including area code)

TABLE OF CONTENT

Item 1.01.
On June 26, 2006, Mr. Tullio Biggi resigned as Director of the Company. He is replaced by Mr. Johan Wedell-Wedellsborg. Mr. Wedell-Wedellsborg is the owner and the Chief Executive Officer of Weco-Rederi A/S and the Chief Executive Officer of Dannebrog Rederi, a chemical tanker shipowning and operating subsidiary of Weco-Rederi. Weco-Rederi is also the parent company of Nordana Line, one of the premier multipurpose RoRo liner carriers.

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MC SHIPPING INC.

Date : July 7, 2006	/S/ A.S. CRAWFORD
Antony S. Crawford
Chief Executive Officer
(Principal Executive Officer)